Exhibit 99.1

Verde Clean Fuels, Inc. Announces Closing of $50 Million Equity Investment by Cottonmouth Ventures, LLC, a Wholly-Owned Subsidiary of Diamondback Energy, Inc.

●	Cottonmouth purchases 12.5 million shares of Verde Class A common stock at a price of $4.00 per share
●	Brings Cottonmouth’s total investment in Verde to $70 million and makes Cottonmouth the second largest shareholder of Verde
●	Proceeds from the investment are expected to be used to further the development and construction of potential natural gas-to-gasoline production plants and for other general corporate purposes
●	In connection with the closing of the investment, Verde appoints a director designated by Cottonmouth to its Board of Directors

HOUSTON, TX – January 29, 2025 - Verde Clean Fuels, Inc. (“Verde” or, the “Company”) (NASDAQ: VGAS) announced today the closing of the previously announced $50 million equity investment by Cottonmouth Ventures, LLC (“Cottonmouth”), a wholly-owned subsidiary of Diamondback Energy, Inc. (“Diamondback”) (NASDAQ: FANG). The investment consists of the purchase of 12.5 million shares of Verde’s Class A common stock by Cottonmouth at a purchase price of $4.00 per share. The investment represents the second investment by Cottonmouth in Verde over the past two years, for a total investment of $70 million, making Cottonmouth the second largest shareholder of Verde.

Proceeds from the investment are expected to be used to further the development and construction of potential natural gas-to-gasoline production plants and for other general corporate purposes. The proposed plants to be jointly developed by Verde and Cottonmouth would produce fully-refined gasoline utilizing Verde’s patented (STG+®) process from associated natural gas feedstock supplied from Diamondback’s operations in the Permian Basin.

In connection with the investment, Verde expanded its Board of Directors from seven to eight members and appointed Johnny Dossey, as Cottonmouth’s director designee, to its Board of Directors.

“This investment is consistent with our commitment to efficiency and sustainability in oil and gas operations. Verde’s technology provides an exciting opportunity to convert associated natural gas from our Permian Basin operations into gasoline, as well as an anticipated high value outlet for a volume of our natural gas with the added potential benefit of flare mitigation and production of a lower carbon fuel,” said Mr. Dossey.

“We are proud and excited to announce the closing of Cottonmouth’s second investment in Verde,” said Ernest Miller, CEO of Verde. “Diamondback’s continued confidence in our team and our technology is instrumental as we continue advancing our plans to deploy our technology. In addition, we are pleased to welcome Johnny as a director to our Board of Directors. We look forward to having him as part of our team as we look to finalize engineering and design and shift focus toward constructing and operating commercial production plants.”

Mr. Dossey currently serves as Vice President of Marketing at Diamondback and has been with Diamondback since 2018. Prior to Diamondback, Mr. Dossey served in marketing roles for Concho Resources from 2014 to 2018. Prior to Concho, Mr. Dossey served in various leadership and commercial roles for Western Refining, Montana Refining Company, and Calumet Specialty Products Partners and Holly Corporation (now HF Sinclair). Mr. Dossey received a Bachelor of Business Administration in Management and a Master of Business Administration from Texas Tech University.

About Verde Clean Fuels, Inc.

Verde is a clean fuels company focused on the deployment of its innovative and proprietary liquid fuels processing technology through development of commercial production plants. Verde’s syngas-to-gasoline plus (STG+®) process converts syngas, derived from diverse feedstocks, into fully finished liquid fuels that require no additional refining. Verde is currently focused on opportunities to convert associated natural gas into gasoline, which would provide a market for such natural gas with the added potential benefits of flare mitigation and production of gasoline with a lower carbon intensity than conventional gasoline.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration, and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, regarding Verde’s expectations and any future financial performance, as well as Verde’s strategy, future operations, financial position, prospects, plans and objectives of management are forward-looking statements, including, but not limited to, statements regarding the intended use of proceeds. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “aims,” “may,” “focused,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plans,” “potential,” “goal,” “strategy,” “proposed,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Verde management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Verde disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Verde cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Verde. These risks and uncertainties include, but are not limited to: the failure to realize the anticipated benefits of the investment; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the failure to develop its first commercial facility, whether due to the inability to obtain the required financing or for any other reason; the failure to develop any additional commercial facility for any reason; the risks and uncertainties relating to the implementation of Verde’s business strategy and the timing of any business milestone; Verde’s ability to obtain financing in connection with future transactions; and the effects of competition on Verde’s business strategy. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. There may be additional risks that Verde presently does not know or that Verde currently believes are immaterial that could cause actual results to differ from those contained in the forward-looking statements. Additional information concerning these and other factors that may impact Verde’s expectations and projections can be found in Verde’s filings with the Securities and Exchange Commission (the “SEC”). Verde’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov.

Contacts

Investor Relations:

Caldwell Bailey (ICR)

verdeIR@icrinc.com

Media Relations:

Juliet Fisher (Merchant)

juliet@merchant.agency